Exhibit 99.1
FIRST AMENDMENT TO
THE MEN’S WEARHOUSE, INC. 401(k) SAVINGS PLAN
THIS AGREEMENT is made by The Men’s Wearhouse, Inc. (the “Sponsor”),
WITNESSETH:
     WHEREAS, the Sponsor has executed the amendment and restatement effective February 20, 2004, of the plan known as “The Men’s Wearhouse, Inc. 401(k) Savings Plan” (the “Plan”);
WHEREAS the Sponsor has retained the right in Section 11.01 of the Plan to amend the Plan; and
     WHEREAS, the Sponsor desires to amend the Plan to comply with the automatic rollover requirements imposed by section 401(a)(31) of the Internal Revenue Code of 1986, as amended, effective as of March 28, 2005;
     NOW, THEREFORE, the Sponsor agrees that, effective for distributions on and after March 28, 2005, Section 5.04 and Section 5.05 of the Plan are completely amended to provide as follows:
     5.04 Lump Sum Payment of Small Amounts Upon Separation From Service. This Section 5.04 applies notwithstanding any other provision of the Plan other than Section 5.06. If a Member’s Account balance at the time of his Separation from Service is less than or equal to $5,000.00 but greater than $1,000.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in shares of Sponsor Stock with respect to amounts invested in Sponsor Stock that exceed $200.00, in a single sum cash payment and/or as a Direct Rollover (if allowed under Section 5.06), or, in the case of a Member only, in an Automatic Rollover. If a Member’s Account balance at the time of his Separation from Service is less than or equal to $1,000.00 but greater than $200.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in shares of Sponsor Stock with respect to amounts invested in Sponsor Stock that exceed $200.00, in a single sum cash payment and/or as a Direct Rollover (if allowed under Section 5.06). If a Member’s Account balance at the time of his Separation from Service is less than or equal to $200.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum cash payment.
     If a Member who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $5,000.00 but greater than $1,000.00 does not furnish instructions in accordance with Plan procedures to receive his entire Plan benefit in a form authorized in this Section 5.04 and/or directly roll over his entire Plan benefit within 45 days after he has been given distribution election forms, his entire Plan benefit will be paid in an Automatic Rollover. If a Member who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $1,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to receive his entire Plan benefit in a form authorized in this Section 5.04 and/or directly roll over his entire Plan benefit within 45 days after he has been given distribution election forms, he will be deemed to have elected a lump sum cash distribution of his entire Plan benefit. If a Distributee, other than a Member, who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $5,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given direct rollover forms, he will be deemed to have elected a lump sum cash distribution of his entire Plan benefit. The term “Automatic Rollover” shall mean a distribution in cash made by the Plan in a direct rollover to an individual retirement plan designated by the Sponsor.
     5.05 Form of Payment. All payments from the Plan shall be made in the form of cash; provided however that a Member, former Member or Beneficiary may elect to receive amounts invested in Sponsor Stock that exceed $200.00 in an in-kind distribution of Sponsor Stock.
     IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 12th day of December, 2005.

THE MEN’S WEARHOUSE, INC.

By: Title:	/s/ CLAUDIA A. PRUITT Vice President, Treasurer and Assistant Secretary